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                                                                  EXHIBIT (i)(3)




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 18, 2000, relating to the financial statements and financial highlights which appears in the October 31, 2000 Annual Report to Shareholders of the AIM Investment Funds (consisting of the AIM Developing Markets Fund, the AIM Global Infrastructure Fund, the AIM Global Consumer Products and Services Fund, the AIM Global Telecommunications and Technology Fund, the AIM Global Resources Fund, the AIM Latin American Growth Fund, the AIM Global Financial Services Fund, the AIM Strategic Income Fund, and the AIM Global Health Care Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.




PricewaterhouseCoopers LLP

February 23, 2001